EXHIBIT 2.1

AMENDMENT NO. 1 TO
THE AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDMENT (“Amendment”) dated and effective as of June 12, 2024 (the “Effective Date”) to the Amended and Restated Agreement and Plan of Reorganization dated as of June 4, 2024 (the “M/A”), by and among (i) Atlantic Acquisition Corp, a Delaware corporation (“Atlantic”), (ii) Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), (iii) SeqLL Inc., a Delaware corporation (“SeqLL”), (iv) SeqLL Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of SeqLL (“Purchaser Sub”), (v) Lyneer Investments, LLC, a Delaware limited liability company (the “Company”), and (vi) IDC Technologies, Inc., a California corporation (“IDC” or the “Seller”). Each of Atlantic, Atlantic Merger Sub, SeqLL, Purchaser Sub, the Company and the Seller are hereinafter referred to as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H :

WHEREAS, the Parties entered into the M/A dated as of June 4, 2024;

WHEREAS, the Parties have agreed to amend the M/A to reflect a decline in the market price of SeqLL Common Stock since the execution of the M/A.

NOW, THEREFORE, in consideration of the mutual promises and covenants and agreements contained herein and for other good and valuable consideration by each of the parties, the parties hereby agree as follows:

1. Section 2.3(b) of the M/A is hereby amended and restated in its entirety to read as follows:

(b) Stock Consideration. Upon the completion of the Mergers, at the Closing SeqLL shall:

(i) issue to the Seller a number of shares of SeqLL common stock (the “Series Consolidation”) equal to the quotient of $60,000,000 divided by the lower of $2.36 per share or such price as determined by the Parties at the time of the Mergers (the “Merger Price”);

(ii) issue to or at the discretion of Atlantic a number of shares of SeqLL common stock equal to the quotient of $43,000,000 divided by the Merger Price (the “Atlantic Consideration”) which shall be allocated to the Atlantic shareholders (the “Atlantic Shareholders”); and

(iii) instruct its transfer agent to deliver certificates or book entries for the Stock Consideration and the Atlantic Consideration.

2. Section 3.23 of the MA is hereby amended as follows: The number of shares of SeqLL common Stock to be deposited in escrow is changed from 3,490,318 to 4,704,096.

3. No Further Amendment. The Parties hereby agree that all other provisions of the M/A shall, subject to the amendments set forth in this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the Parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the M/A or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the M/A. From and after the date of this Amendment, each reference in the M/A to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the M/A in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the M/A, as amended by this Amendment, whether or not this Amendment is expressly referenced.

4. Other Terms. The provisions of Article X of the Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the parties hereto, mutatis mutandis. All capitalized terms used herein without definition shall have the meanings assigned to such terms in the M/A.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to the Amended and Restated Agreement and Plan of Reorganization on the date first above written.

PURCHASER:

SeqLL INC., a Delaware corporation

By:	/s/ Daniel Jones
Daniel Jones, Chief Executive Officer

PURCHASER SUB:

SEQLL MERGER LLC, a Delaware limited liability company

By:	/s/ Daniel Jones
Daniel Jones, Managing Member

ATLANTIC ACQUISITION CORP., a Delaware corporation

By:	/s/ Jeffrey Jagid
Jeffrey Jagid, Chief Executive Officer

ATLANTIC MERGER LLC,

a Delaware limited liability company

By:	/s/ Jeffrey Jagid
Jeffrey Jagid, Managing Member

COMPANY:

LYNEER INVESTMENTS, LLC, a Delaware limited liability company

By:	/s/ Prateek Gattani
Prateek Gattani, Manager

SELLER:

IDC TECHNOLOGIES, INC., a California corporation

By:	/s/ Prateek Gattani
Prateek Gattani, Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION